Exhibit 99

News Release NYSE: MYE
Contact(s):
Donald A. Merril, Vice President & Chief
Financial Officer (330) 253-5592
FOR IMMEDIATE RELEASE
Max Barton, Director, Corporate Communications
& Investor Relations (330) 253-5592
Myers Industries Reports 2010 First Quarter Results
April 20, 2010, Akron, Ohio— Myers Industries, Inc. (NYSE: MYE) today reports results for the first quarter ended March 31, 2010. Highlights include:
•	Net sales from continuing operations for the first quarter were $186.4 million compared to $182.7 million in the first quarter of 2009, reflecting slightly improved volume in end markets of the Material Handling, Distribution and Engineered Products (formerly Auto and Custom) Segments.

•	Net income was $5.5 million or $0.16 per share in the first quarter compared to $5.1 million or $0.14 per share in the first quarter of 2009. Income from continuing operations was $5.5 million or $0.16 per share in the first quarter compared to $6.3 million or $0.18 per share in the first quarter of 2009.

•	Income from continuing operations for the quarter ended March 31, 2010, includes special pre-tax expenses of approximately $0.9 million, primarily related to closed manufacturing facilities and other restructuring activities. These were offset by a gain of approximately $0.7 million on the sale of a closed facility in Material Handling. Income from continuing operations for the quarter ended March 31, 2009, includes special pre-tax expenses of $6.2 million, primarily from restructuring costs in the Lawn and Garden and Material Handling Segments.

•	Gross profit was 24.0% in the first quarter, down from 30.4% in the first quarter of 2009 due to significant increases in raw material costs and competitive pricing pressures. Nevertheless, gross profit substantially improved as compared to 20.0% in the fourth quarter of 2009.

•	Excluding the special expenses and gain noted above, income from continuing operations was essentially unchanged at $5.6 million in the first quarter of 2010. This compares to income from continuing operations, excluding special expenses, of $10.0 million in the first quarter of 2009. Income was lower in 2010 primarily due to the reduction in gross profit margins.

•	Long-term debt increased $15.7 million in the quarter, primarily due to working capital needs in line with the seasonal requirements of the business.
President and Chief Executive Officer John C. Orr said, “While our end markets continue to experience challenges, we did see some recovery across certain sectors. Our focus will remain on pricing initiatives to offset rising raw material costs, developing higher-margin sales opportunities and leveraging benefits from our restructuring initiatives.”
2010 First Quarter Results from Continuing Operations – Consolidated and by Segment:
$ millions, except per share data

	First Quarter Ended March 31
	2010	2009	% Change
Consolidated Results:
Net Sales	$186.4	$182.7	2%
Income Before Taxes	$8.7	$10.2	-15%
Income, Net of Taxes	$5.5	$6.3	-13%
Income Per Share	$0.16	$0.18	-11%
1293 South Main Street • Akron, Ohio 44301 • (330) 253-5592 • Fax: (330) 761-6156
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Myers Industries Reports 2010 First Quarter Results— 04/20/10	page 2 of 4

	First Quarter Ended March 31				First Quarter Ended March 31
Segment				Segment Income
Net Sales	2010	2009	% Change	(Loss) Before Taxes	2010	2009	% Change
Lawn & Garden	$69.5	$76.4	-9%	Lawn & Garden	$4.8	$11.7	-60%
Material Handling	$60.2	$58.0	4%	Material Handling	$5.4	$6.7	-19%
Distribution	$38.7	$36.3	7%	Distribution	$2.9	$2.2	32%
Engineered Products	$24.4	$19.7	24%	Engineered Products	$2.6	$(1.1)	—
In the Material Handling, Engineered Products and Distribution Segments, gradual demand improvement helped to mitigate the impact of soft demand in the Lawn and Garden Segment, which was caused primarily due to continued cautious spending from customers and poor weather conditions early in the first quarter growing season. Profitability in our manufacturing segments was impacted in the quarter by a substantial increase in raw material costs between years, as well as competitive pricing and volume pressures, which offset restructuring benefits in the Lawn and Garden and Material Handling Segments.
Outlook for 2010
The Company expects 2010 to be a year of gradual economic recovery. In addition to continuing its restructuring program in the Material Handling Segment, the Company is reviewing all business segments for strategic and operational improvements that will advance its market positions and brand leadership strategy.
Orr concluded, “We will remain focused on innovation and operations excellence, as well as disciplined pricing, cash and balance sheet management, so we can capitalize on emerging growth opportunities. As a result of the strategic programs in all of our businesses, the Company is in a better position to generate greater value for customers and shareholders.”
About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company reported net sales from continuing operations of $701.8 million in 2009. Visit www.myersind.com to learn more.
About the 2010 First Quarter Financial Results: The data herein is unaudited and reflects our current best estimates and may be revised as a result of management’s further review of our results for the quarter ended March 31, 2010. During the course of the preparation of our final consolidated financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above. Additionally, the Company’s “Engineered Products Segment” contains the same businesses as the former “Auto and Custom Segment”; the segment was renamed to better reflect its composition and capabilities.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and from the Company’s Investor Relations section of its web site, at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.
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Myers Industries Reports 2010 First Quarter Results— 04/20/10	page 3 of 4
MYERS INDUSTRIES, INC.
CONDENSED STATEMENTS OF INCOME
($ in thousands, except per share data)

	Quarter Ended
	March 31,
	2010	2009
Net Sales	$186,422	$182,689
Cost of Sales	141,510	127,209

Gross Profit	44,912	55,480
Selling, General & Administrative Expenses	34,431	42,855

Operating Income	10,481	12,625
Interest Expense, Net	1,800	2,401

Income from Continuing Operations Before Income Taxes	8,681	10,224
Income Taxes	3,151	3,967

Income from Continuing Operations	5,530	6,257
Income (Loss) from Discontinued Operations, Net of Tax	—	(1,155)

Net Income	$5,530	$5,102

Income Per Basic & Diluted Common Share
Continuing Operations	$0.16	$0.18
Discontinued Operations	—	(0.03)

Net Income Per Share	$0.16	$0.14

Weighted Average Common Shares Outstanding	35,325,450	35,246,618

CONDENSED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
	2010	2009
Assets
Current Assets	$221,691	$206,548
Other Assets	147,838	145,000
Property, Plant & Equipment	156,656	158,418

	$526,185	$509,966

Liabilities & Shareholders’ Equity Current Liabilities	$163,667	$169,025
Long-term Debt, less current portion	54,610	38,890
Deferred Income Taxes	38,578	38,371
Other Liabilities	5,692	5,682
Shareholders’ Equity	263,638	257,998

	$526,185	$509,966

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Myers Industries Reports 2010 First Quarter Results— 04/20/10	page 4 of 4
MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCOME BEFORE TAXES BY SEGMENT
($ in millions)

	Quarter Ended March 31,
	2010	2009
Lawn & Garden
Income before taxes as reported	4.8	11.7

Restructuring expenses	0.1	2.5
Fixed asset impairment	0.0	0.3

Income before taxes as adjusted	4.9	14.5

Material Handling
Income before taxes as reported	5.4	6.7

Restructuring expenses	0.4	0.0
Gain on plant sale	(0.7)	0.0

Income before taxes as adjusted	5.1	6.7

Engineered Products
Income before taxes as reported	2.5	(1.1)

Restructuring expenses	0.3	0.0
Fixed asset impairment	0.0	1.0

Income before taxes as adjusted	2.8	(0.1)

Distribution
Income before taxes as reported	2.9	2.2

Corporate and interest expense
Income before taxes as reported	(6.9)	(9.3)

Restructuring — consulting fees and other	0.1	2.4

Income before taxes as adjusted	(6.8)	(6.9)

Consolidated
Income from continuing operations before taxes as reported	8.7	10.2
Restructuring expenses and other adjustments	0.2	6.2

Income from continuing operations before taxes as adjusted	8.9	16.4

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operational activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) from continuing operations or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.
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